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                                                                    Exhibit 4.7

       This Warrant was originally issued on June 19, 2002. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                                 NEPHROS, INC.

                            STOCK PURCHASE WARRANT
                            ----------------------

           Date of Issuance: June 19, 2002        Certificate No. W-1


   FOR VALUE RECEIVED, Nephros, Inc., a Delaware corporation (the "Company"), hereby grants to Plexus Services Corp. or its permitted assigns (the "Registered Holder") the right to purchase from the Company 600,000 shares of the Company's Common Stock at a price per share of $3.00 (as adjusted from time to time hereunder, the "Exercise Price"). Certain capitalized terms used herein are defined in Section 4 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

   This Warrant is subject to the following provisions:

   Section 1. Exercise of Warrant.
              -------------------

   1A. Exercise Period. The Registered Holder may exercise, in whole or in part
       ---------------
(but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fifth anniversary thereof (the "Exercise Period").

   1B. Exercise Procedure.

      (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (b) this Warrant; and

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          (c) a certified check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

      (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within twenty business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such twenty-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

      (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

      (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges, with respect to the issuance thereof, created by the Company.

      (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

      (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

      (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

      (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company. The Company shall take all such actions as may be necessary to assure

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   that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

   1C. Exercise Agreement. The Registered Holder shall exercise this Warrant by
       ------------------
executing and delivering to the Company the Exercise Agreement substantially in the form set forth in Exhibit I hereto, except that if, with the prior written consent of the Company, the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

   1D. Fractional Shares. No fractional shares of Common Stock shall be issued
       -----------------
upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. If a fractional share of Common Stock would, but for the provisions of paragraph 1A and this paragraph 1D, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

   1E. Securities Law Provisions.
       -------------------------

      (i) Except as otherwise permitted by this Section 1E, each certificate representing shares of Common Stock issued upon the exercise of a Warrant, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any other securities laws and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act or other laws."

      (ii) Prior to any transfer of any Warrant that is not registered under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Registered Holder will give written notice to the Company of such Registered Holder's intention to effect such transfer and to comply in all other respects with this Section 1E. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (ii) shall designate counsel for the Registered Holder giving such notice. The Registered Holder giving such notice will submit a copy thereof to the counsel designated in such notice, which counsel shall be experienced in securities law matters and the Company will promptly submit a copy thereof to its counsel.

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   If in the opinion of both such counsel the proposed transfer may be effected without registration under the Securities Act, such Registered Holder shall thereupon be entitled to transfer such securities in accordance with the terms of the notice delivered by such Registered Holder to the Company. Each Warrant issued upon or in connection with such transfer shall bear the legend set forth on the first page of this Warrant.

   If in the opinion of either or both such counsel the proposed transfer may not legally be effected without registration of such Warrants under the Securities Act (such opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the Registered Holder thereof and thereafter such Registered Holder shall not be entitled to transfer such Warrants until either (x) receipt by the Company of a further notice from such Registered Holder pursuant to the foregoing provisions of this Section 1E and fulfillment of the provisions of this Section 1E or (y) such Warrants have been registered pursuant to an effective registration statement under the Act. Notwithstanding the foregoing, the Company shall have no obligation to register any Warrants or, except as stated in the Settlement Agreement and Mutual Release between Plexus Services Corp. and the Company dated the date hereof, shares.

   Section 2. Adjustment of Exercise Price and Number of Shares. In order to
              -------------------------------------------------
prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

   2A. Subdivision or Combination of Common Stock. If the Company at any time
       ------------------------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

   2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any
       ---------------------------------------------------------------
recapitalization (other than as provided in Section 2A above), reorganization, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the all outstanding Common Stock is exchanged in whole or in part for other stock, securities or assets is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, the securities, cash and other assets to which the holder of the number of shares of Common Stock purchasable (at the time of such consolidation, merger or sale) upon the exercise of the Warrants would have been entitled upon such Organic Change. In any such case, the Company shall make appropriate provision with respect to such holder's rights and interests to insure that the provisions of this Section 2 and Section 4 shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale in which the Company is not the surviving or successor entity, unless prior to the consummation thereof, the successor entity resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the

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Registered Holder), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

   2C. Notices.
       -------

      (i) Upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail the calculation of such adjustment. Failure to give such notice shall not affect the validity of the adjustment.

      (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

   Section 3. Lock-up. By its acceptance of this Warrant, each Registered
              -------
Holder agrees not to, effect any sale or other transfer of equity securities of Nephros, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 360 day period beginning on the effective date of the Company's initial public offering or the 180 day period beginning on the effective date of any other underwritten public offering (except as part of such underwritten registration), unless (x) senior management of Nephros is bound by a less burdensome lockup restriction, in which case the Registered Holder will be bound by the same restrictions applicable to management or (y) the underwriters managing such underwritten registration otherwise agree in writing.

   Section 4. Liquidating Dividends. If the Company declares or pays a dividend
              ---------------------
upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

   Section 5. Definitions. The following terms have meanings set forth below:
              -----------

   "Common Stock" means the Company's Common Stock.
    ------------

   "Market Price" means as to any security the average of the closing prices of
    ------------
such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security

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is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined in good faith by the Board of Directors of the Company.

   "Person" means an individual, a partnership, a joint venture, a corporation,
    ------
a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

   Section 6. No Voting Rights; Limitations of Liability. This Warrant shall
              ------------------------------------------
not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

   Section 7. Transfers. Neither this Warrant nor any rights hereunder are
              ---------
transferable, in whole or in part, unless the Registered Holder has complied with the transfer conditions referred to in the legend endorsed hereon and in
Section 1 hereof.

   Section 8. Warrant Exchangeable for Different Denominations. This Warrant is
              ------------------------------------------------
exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

   Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to
              -----------
the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the Registered Holder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

   Section 10. Notices. All notices referred to in this Warrant shall be in
               -------
writing and shall be delivered personally, sent by nationally recognized overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given (x) if delivered personally, on the date of delivery, (y) if delivered by overnight courier service, on the date of delivery as evidenced by the records of the courier service, and (z) if delivered by U.S. mail, 10 days after having been deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder by notice given in accordance with this Section).

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   Section 11. Amendment and Waiver. Except as otherwise provided herein, the
               --------------------
provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder of the Warrant.

   Section 12. Descriptive Headings; Governing Law. The descriptive headings of
               -----------------------------------
the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of New York shall govern all issues concerning the relative rights of the Company and the Registered Holders and the construction, validity, enforcement and interpretation of this Warrant, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.

                                  * * * * * *

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   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated the Date of Issuance hereof.

                                          NEPHROS, INC.

                                          By /s/ Norman J. Barta
                                             ----------------------------------
                                          Its CEO
                                             ----------------------------------

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                                                                      EXHIBIT I

                              EXERCISE AGREEMENT
                              ------------------

              To:                       Dated:

   The undersigned, pursuant to the provisions set forth in the attached
Warrant (Certificate No. W-    ), hereby agrees to subscribe for the purchase
of        shares of the Common Stock covered by such Warrant and makes payment herewith by certified check in full therefor at the price per share provided by such Warrant.

                                          Signature _____________

                                          Address ______________

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